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                                                                     EXHIBIT 3.6
                                                                     -----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AF ACQUISITION CORP.
                              --------------------

IT IS HEREBY CERTIFIED THAT:
        1. The name of the corporation (hereinafter called the "corporation") is AF ACQUISITION CORP.

        2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST thereof any by substituting in lieu of said Article the following new Article:

        "FIRST: The name of the corporation (hereinafter called the
         -----
"corporation") is:

                        SCOVILL APPAREL FASTENERS INC."

        3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has subscribed this document on this 9th day of May, 1985 and does hereby affirm, under penalties of perjury, that the statements contained therein are true and correct.
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                                      -2-



                              AF ACQUISION CORP.

                              By: /s/ William Belzberg
                                  --------------------
                                  William Belzberg, President

Attest:


_______________________
John C. Crum, Secretary